PFF BANCORP TO PRESENT AT
FRIEDMAN BILLINGS RAMSEY CONFERENCE

POMONA, Calif.--(Business Wire) -- December 1, 2003 -- PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, will be presenting at the Friedman Billings Ramsey (FBR) 10th Annual Investor Conference in New York on Wednesday, December 3, from 9:30 a.m. to 10:00 a.m. EST.  This presentation will be webcast and can be accessed through FBR's website, http://www.fbr.com.  After the presentation, a copy of the slide show will be posted to the Investor Relations portion of the PFF Bank & Trust website at www.pffbank.com.

CONTACT:
Larry M. Rinehart, President and CEO or Gregory C. Talbott, Executive Vice President/CFO,
PFF Bancorp, Inc., 350 So. Garey Ave.,
Pomona, CA 91766, 909/623-2323